UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported): June 4, 2004 (June 1, 2004)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-99271-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Hoover Boulevard Building 219, Suite 200 Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

SIGNATURES
Letter of Eisner LLP

Item 4. Change in Registrant’s Certifying Accountant.

(a)	On June 1, 2004, the Company dismissed Eisner LLP (“Eisner”) as its independent accountants. The determination to dismiss Eisner, a firm based in New York, was approved by the Audit Committee of the Board of Directors of the Company and was prompted by economic considerations and, also, the Company’s desire to engage a firm with local presence in the Tampa, Florida area. Eisner audited the Company’s consolidated financial statements for each of the two years ended May 31, 2003. These reports did not contain any adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles, except that Eisner’s report on the Company’s financial statements for the years ended May 31, 2003 and May 31, 2002 indicated that they had substantial doubt about the Company’s ability to continue as a going concern. For the years ended May 31, 2003 and May 31, 2002 and through June 1, 2004, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Eisner’s satisfaction would have caused Eisner to make reference thereto in their report on the consolidated financial statements of the Company for such years. For the years ended May 31, 2003 and May 31, 2002 and through June 1, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Eisner with a copy of the foregoing disclosures. A letter from Eisner dated June 2, 2004, stating its agreement with these statements is attached as Exhibit 16.1.

(b)	New Independent Accountants. On June 1, 2004, the Audit Committee of the Board of Directors of the Company appointed Kirkland, Russ, Murphy & Tapp (“KRMT”), a firm based in the Tampa, Florida area, to serve as its independent public accountants for the fiscal year ending May 31, 2004. In the years ended May 31, 2003 and 2002, and through the date hereof, the Company did not consult KRMT with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits

Exhibit No.	Description
16.1	Letter of Eisner LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

	By:	/s/ Robert J. Landis

		Name: Title:	Robert J. Landis Chairman of the Board, Chief Financial Officer and Treasurer
Date: June 4, 2004

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